Exhibit 10.3

                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                         OCTOBER 1998 STOCK OPTION PLAN

         Option AGREEMENT made this ___ day of ________, 1998, between Environmental Remediation Holding Corporation, a Colorado corporation (the "Corporation"), and ________________, an outside business consultant (the "Consultant").

     The Corporation desires, by affording the Consultants an opportunity to purchase its common shares, of $.0001 par value per share, hereinafter called the Common Shares, as hereinafter provided, to carry out the purpose of the Stock Option Plan of Company.

     Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant of Option. The Corporation hereby irrevocably grants to the consultant a Option, hereinafter called the Option, to purchase all or any part of an aggregate of ____ Common Shares(such number being subject to adjustment as provided in paragraph 6 hereof) on the terms and conditions herein set forth.

2. Purchase price. The purchase price of the Common Shares covered by the Option shall be $_________ per share flat or ex-dividend.

3. Term of Option. The term of the Option shall be for a period of two years from the date hereof. The Option may be exercised within the above limitations, at any time or from time to time, as to any part of or all the shares covered thereby; provided, however, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares).
     The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash at the time of exercise. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option. The Option may not be exercised unless at the date of exercise a registration statement on Form S-8 under the Securities Act of 1933, as amended, relating to the shares covered by the Option shall be in effect. The Corporation will endeavor to obtain prior to the time when the Option would otherwise be exercisable the registration of the shares covered by the Option under the Act, as amended.

4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Consultant, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

5. Termination of services. In the event that the services of the Consultant shall be terminated, such termination shall not be affected Consultant's rights in the Option. Nothing in this Option Agreement shall confer upon the Consultant any right to continue in the service of the Corporation or interfere in any way with the right of the Corporation to terminate his services at any time.

6. Changes in capital structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price(on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such
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     exercise, as a result of such purchase  and all such share dividends, split ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however that no fractional share shall be issued upon any exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by paragraph 1.

7. Method of exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice in the Corporation, 3-5 Audrey Avenue, Oyster Bay, NY 11771. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or
     (b) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such shares at the against delivery of a certificate or certificates representing such shares. Payment of such purchase price shall, in either case, be made by check payable to the order of the Corporation. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Consultant and if the Consultant shall so request in the notice exercising the Option, shall be registered in the name of the Consultant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Consultant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

8. General. The Corporation shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.


     IN WITNESS WHEREOF, The Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Consultant has hereunto set his hand and seal, all on the day and year first above written.

Corporate Seal                     Environmental Remediation
                                   Holding Corporation
Attest:                         By:
-------------------------          ------------------------
                                   President

                                  ________________________(L.S.)
                                   Consultant